                                             Exhibit 99.1
Editorial Contacts:
Kate Beerkens, Director of Investor Relations - ir@logitech.com
Bruno Rodriguez, Head of Corporate Communications - mediarelations@logitech.com

Logitech Announces Q4 and Full Fiscal Year 2026 Results
Strong FY 2026 Demonstrates
Strategy and Operating Principles Are Delivering

LAUSANNE, Switzerland, and SAN JOSE, Calif., May 5, 2026 — SIX Swiss Exchange Ad hoc announcement pursuant to Art. 53 LR — Logitech International (SIX: LOGN) (Nasdaq: LOGI) today announced financial results for the fourth quarter and full Fiscal Year 2026.
For Fiscal Year 2026:
•Sales were $4.84 billion, up 6 percent in US dollars and 4 percent in constant currency compared to the prior year.
•GAAP operating income was $775 million, up 18 percent compared to the prior year. Non-GAAP operating income was $911 million, up 18 percent compared to the prior year.
•GAAP earnings per share was $4.80, up 16 percent compared to the prior year. Non-GAAP EPS was $5.78, up 19 percent compared to the prior year.
•Cash flow from operations was $1.04 billion. The year-ending cash balance was $1.7 billion. The Company returned $768 million of cash to shareholders through its annual dividend payment and share repurchases.
For Q4 Fiscal Year 2026:
•Sales were $1.09 billion, up 7 percent in US dollars and 3 percent in constant currency compared to Q4 of the prior year.
•GAAP operating income was $136 million, up 28 percent compared to Q4 of the prior year. Non-GAAP operating income was $167 million, up 25 percent compared to Q4 of the prior year.
•GAAP EPS was $0.98, up 2 percent compared to Q4 of the prior year. Non-GAAP EPS was $1.13, up 22 percent compared to Q4 of the prior year.
•Cash flow from operations was $203 million.
“Our strong Fiscal Year 2026 performance demonstrates that our strategy and operating principles of playing offense, cost discipline and agility are working,” said Hanneke Faber, Logitech chief executive officer. “We closed the year with a strong Q4, and were pleased to see a solid return to growth in the Americas, and accelerated growth in Gaming. As we transition into FY27, we are amplifying our focus on future growth. Rapid AI advancements make it a unique period for us to innovate and invest for a future in which both Work and Play will look different.”

“FY 2026 showcased what our teams and business model are capable of,” said Matteo Anversa, Logitech chief financial officer. “Operating income grew 18% year over year, and our annual non-GAAP gross margin of 43.6% and operating margin of 18.8% were the highest ever, outside of pandemic peaks. We also delivered substantial shareholder returns of $768 million in dividends and share repurchases. While the operating environment remains volatile, we see good momentum in the business going into Q1.”

Outlook
Our financial outlook for the first quarter of Fiscal Year 2027 is:

Q1 FY27 outlook
Sales	$1,190 - $1,215 million
Sales growth (in US dollars, year over year)	4% - 6%
Sales growth (in constant currency, year over year)	2% - 4%
Non-GAAP operating income	$195 - $215 million

Financial Results Videoconference and Webcast
Logitech will hold a financial results videoconference to discuss the results for the fourth quarter and full Fiscal Year 2026 on Tuesday, May 5, 2026 at 1:30 p.m. Pacific Daylight Time (PDT) and 10:30 p.m. Central European Summer Time (CEST).

A livestream of the event will be available on the Logitech corporate website at https://ir.logitech.com. This press release and the Q4 Fiscal Year 2026 Shareholder Letter are also available there.

Use of Non-GAAP Financial Information and Constant Currency
To facilitate comparisons to Logitech’s historical results, Logitech has included non-GAAP adjusted measures in this press release, which exclude share-based compensation expense, amortization of intangible assets, acquisition-related costs, restructuring charges (credits), net, loss (gain) on investments, non-GAAP income tax adjustment, and other items detailed under “Supplemental Financial Information” after the tables below and posted to our website at https://ir.logitech.com. Logitech also presents percentage sales growth in constant currency (“cc”), a non-GAAP measure, to show performance unaffected by fluctuations in currency exchange rates. Percentage sales growth in constant currency is calculated by translating prior period sales in each local currency at the current period’s average exchange rate for that currency and comparing that to current period sales. Logitech believes this information, used together with the GAAP financial information, will help investors to evaluate its current period performance, outlook and trends in its business. With respect to the Company’s outlook for non-GAAP operating income, most of the excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy. Therefore, no reconciliation to the GAAP amounts has been provided for the first quarter of Fiscal Year 2027 non-GAAP outlook.

Public Dissemination of Certain Information
Recordings of Logitech’s earnings videoconferences and certain events Logitech participates in or hosts, with members of the investment community are posted on the company’s investor relations website at https://ir.logitech.com. Additionally, Logitech provides notifications of news or announcements regarding its operations and financial performance, including its filings with the Securities and Exchange Commission (SEC), investor events, and press and earnings releases as part of its investor relations website. Logitech intends to use its investor relations website as means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD. Logitech’s corporate governance information also is available on its investor relations website.

About Logitech
Logitech designs software-enabled hardware solutions that help businesses thrive and bring people together when working, creating and gaming. As the point of connection between people and the digital world, our mission is to extend human potential in work and play, in a way that is good for people and the planet. Founded in 1981, Logitech International is a Swiss public company listed on the SIX Swiss Exchange (LOGN) and on the Nasdaq Global Select Market (LOGI). Find Logitech and its other brands, including Logitech G, at www.logitech.com or company blog.

# # #
This press release contains forward-looking statements within the meaning of the U.S. federal securities laws, including, without limitation, statements regarding: our preliminary financial results for the three months and fiscal year ended March 31, 2026; Q1 FY27 outlook, including for sales and non-GAAP operating income, our strategy, investments, growth expectations, and related assumptions. The forward-looking statements in this press release are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated in these forward-looking statements, including, without limitation: macroeconomic and geopolitical conditions and other factors and their impact, for example the resilience of overall consumer demand, B2B and IT spending levels, changes in inflation levels and monetary policies, governments’ fiscal policies, government shutdowns, geopolitical conflicts and warfare, and energy and transportation costs; our expectations regarding our expense discipline efforts, including the timing thereof; changes in secular trends that impact our business; if our product offerings, marketing activities and investment prioritization decisions do not result in the sales, profitability or profitability growth we expect, or when we expect it; if we fail to innovate and develop new products in a timely and cost-effective manner for our new and existing product categories; issues relating to development and use of artificial intelligence; if we do not successfully execute on our growth opportunities or our growth opportunities are more limited than we expect; the effect of demand variability, production costs, supply shortages and other supply chain challenges; the effect of logistics challenges, including disruptions in logistics; the effect of pricing, product, marketing and other initiatives by our competitors, and our reaction to them, on our sales, gross margins and profitability; if we are not able to maintain and enhance our brands; if our products and marketing strategies fail to separate our products from competitors’ products; if we do not efficiently manage our spending; our expectations regarding our restructuring efforts, including the timing thereof; if there is a deterioration of business and economic conditions in one or more of our sales regions or product categories, or significant fluctuations in exchange rates; changes in trade regulations, policies and agreements and the imposition of tariffs or other trade restrictions that affect our products or operations and our ability to mitigate; if we do not successfully execute on strategic acquisitions and investments; risks associated with acquisitions; and the effect of changes to our effective income tax rates. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Logitech’s periodic filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2025, our quarterly report on Form 10-Q for the quarter ended December 31, 2025, and other reports filed with the SEC, available at www.sec.gov, under the caption Risk Factors and elsewhere. Logitech does not undertake any obligation to update any forward-looking statements to reflect new information or events or circumstances occurring after the date of this press release.

Note that unless noted otherwise, comparisons are year over year.

Logitech and other Logitech marks are trademarks or registered trademarks of Logitech Europe S.A. and/or its affiliates in the U.S. and other countries. All other trademarks are the property of their respective owners. For more information about Logitech and its products, visit the company’s website at www.logitech.com.

(LOGIIR)

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands, except per share amounts) - unaudited

	Three Months Ended March 31,		Fiscal Years Ended March 31,
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS	2026	2025	2026	2025

Net sales	$1,085,523	$1,010,355	$4,840,761	$4,554,900
Cost of goods sold	601,130	572,334	2,742,407	2,582,745
Amortization of intangible assets	1,113	2,210	7,017	9,554
Gross profit	483,280	435,811	2,091,337	1,962,601

Operating expenses:
Marketing and selling	214,940	198,598	816,604	814,414
Research and development	87,072	79,523	316,221	309,008
General and administrative	41,640	40,266	167,160	164,014
Amortization of intangible assets and acquisition-related costs	919	2,630	6,298	10,695
Restructuring charges, net	2,914	8,890	9,860	9,615
Total operating expenses	347,485	329,907	1,316,143	1,307,746

Operating income	135,795	105,904	775,194	654,855
Interest income	14,204	12,394	48,246	54,997
Other income (expense), net	(150)	(91)	3,079	(2,980)
Income before income taxes	149,849	118,207	826,519	706,872
Provision for (benefit from) income taxes	6,386	(25,859)	115,332	75,343
Net income	$143,463	$144,066	$711,187	$631,529

Net income per share:
Basic	$0.99	$0.97	$4.85	$4.17
Diluted	$0.98	$0.96	$4.80	$4.13

Weighted average shares used to compute net income per share:
Basic	145,384	148,999	146,775	151,322
Diluted	147,002	150,709	148,208	152,784

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands, except per share amounts) - unaudited

	March 31,	March 31,
CONDENSED CONSOLIDATED BALANCE SHEETS	2026	2025

Current assets:
Cash and cash equivalents	$1,741,546	$1,503,205
Accounts receivable, net	505,867	454,546
Inventories	489,948	503,747
Other current assets	177,895	131,211
Total current assets	2,915,256	2,592,709

Non-current assets:
Property, plant and equipment, net	116,454	113,858
Goodwill	465,417	463,230
Other intangible assets, net	12,386	24,630
Other assets	339,075	344,077
Total assets	3,848,588	3,538,504

Current liabilities:
Accounts payable	$530,983	$414,586
Accrued and other current liabilities	781,990	686,503
Total current liabilities	1,312,973	1,101,089

Non-current liabilities:
Income taxes payable	86,322	88,483
Other non-current liabilities	237,899	221,512
Total liabilities	1,637,194	1,411,084

Shareholders’ equity:
Registered shares, CHF 0.25 par value Issued shares: 160,784 and 168,994 at March 31, 2026 and 2025, respectively	28,001	29,432
Additional paid-in capital	123,386	82,591
Shares in treasury, at cost Treasury shares: 17,282 and 20,485 at March 31, 2026 and 2025, respectively	(1,207,454)	(1,464,912)
Retained earnings	3,381,278	3,627,261
Accumulated other comprehensive loss	(113,817)	(146,952)
Total shareholders’ equity	2,211,394	2,127,420
Total liabilities and shareholders’ equity	$3,848,588	$3,538,504

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands) - unaudited
	Three Months Ended March 31,		Fiscal Years Ended March 31,
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS	2026	2025	2026	2025

Cash flows from operating activities:
Net income	$143,463	$144,066	$711,187	$631,529
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	16,517	15,486	64,139	59,664
Amortization of intangible assets	2,032	4,840	13,315	20,098
Loss on investments	321	311	612	2,029
Share-based compensation expense	25,817	13,846	112,392	89,913
Deferred income taxes	23,526	37,891	29,822	56,543
Other	(37)	(10)	28	120
Changes in assets and liabilities:
Accounts receivable, net	174,379	197,913	(39,436)	69,979
Inventories	(44,039)	(12,947)	22,882	(80,501)
Other assets	(6,136)	14,554	(36,559)	23,970
Accounts payable	(62,793)	(168,475)	109,174	(31,627)
Accrued and other liabilities	(70,257)	(117,819)	49,651	840
Net cash provided by operating activities	202,793	129,656	1,037,207	842,557
Cash flows from investing activities:
Purchases of property, plant and equipment	(13,839)	(12,788)	(61,562)	(56,128)
Purchases of deferred compensation investments	(4,922)	(798)	(10,479)	(6,600)
Proceeds from sales of deferred compensation investments	5,590	2,121	11,308	7,079
Other investing activities	(458)	(446)	(1,654)	(1,619)
Net cash used in investing activities	(13,629)	(11,911)	(62,387)	(57,268)
Cash flows from financing activities:
Payment of cash dividends	—	—	(233,059)	(207,853)
Payment of contingent consideration for business acquisition	—	—	—	(1,245)
Purchases of registered shares	(279,559)	(125,516)	(534,939)	(588,838)
Proceeds from exercises of stock options and purchase rights	14,148	16,170	38,320	36,405
Tax withholdings related to net share settlements of restricted stock units	(2,032)	(10,234)	(21,438)	(32,485)
Other financing activities	—	(1,681)	—	(3,344)
Net cash used in financing activities	(267,443)	(121,261)	(751,116)	(797,360)
Effect of exchange rate changes on cash and cash equivalents	2,005	3,889	14,637	(5,566)
Net increase (decrease) in cash and cash equivalents	(76,274)	373	238,341	(17,637)
Cash and cash equivalents, beginning of the period	1,817,820	1,502,832	1,503,205	1,520,842
Cash and cash equivalents, end of the period	$1,741,546	$1,503,205	$1,741,546	$1,503,205

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands) - unaudited

SUPPLEMENTAL FINANCIAL INFORMATION	Three Months Ended March 31,			Fiscal Years Ended March 31,
NET SALES	2026	2025	Change	2026	2025	Change

Net sales by product category:
Gaming (1)	$292,312	$261,807	12%	$1,414,206	$1,338,467	6%
Keyboards & Combos	224,577	220,626	2	937,551	882,643	6
Pointing Devices	200,870	185,857	8	858,904	788,784	9
Video Collaboration	161,395	143,245	13	689,040	626,000	10
Webcams	76,228	77,948	(2)	326,172	315,520	3
Tablet Accessories	66,334	57,954	14	336,189	299,540	12
Headsets	44,866	42,672	5	179,825	179,710	—
Other (2)	18,941	20,246	(6)	98,874	124,236	(20)
Total Net Sales	$1,085,523	$1,010,355	7%	$4,840,761	$4,554,900	6%

(1) Gaming includes streaming services revenue generated by Streamlabs.
(2) Other primarily consists of mobile speakers and PC speakers.

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands, except per share amounts) - unaudited

SUPPLEMENTAL FINANCIAL INFORMATION	Three Months Ended March 31,		Fiscal Years Ended March 31,
GAAP TO NON-GAAP RECONCILIATION (A)	2026	2025	2026	2025

Gross profit - GAAP	$483,280	$435,811	$2,091,337	$1,962,601
Share-based compensation expense	2,256	1,348	10,631	10,021
Amortization of intangible assets	1,113	2,210	7,017	9,554
Gross profit - Non-GAAP	$486,649	$439,369	$2,108,985	$1,982,176

Gross margin - GAAP	44.5%	43.1%	43.2%	43.1%
Gross margin - Non-GAAP	44.8%	43.5%	43.6%	43.5%

Operating expenses - GAAP	$347,485	$329,907	$1,316,143	$1,307,746
Less: Share-based compensation expense	23,561	12,498	101,761	79,892
Less: Amortization of intangible assets and acquisition-related costs	919	2,630	6,298	10,695
Less: Restructuring charges, net	2,914	8,890	9,860	9,615
Operating expenses - Non-GAAP	$320,091	$305,889	$1,198,224	$1,207,544

% of net sales - GAAP	32.0%	32.7%	27.2%	28.7%
% of net sales - Non-GAAP	29.5%	30.3%	24.8%	26.5%

Operating income - GAAP	$135,795	$105,904	$775,194	$654,855
Share-based compensation expense	25,817	13,846	112,392	89,913
Amortization of intangible assets and acquisition-related costs	2,032	4,840	13,315	20,249
Restructuring charges, net	2,914	8,890	9,860	9,615
Operating income - Non-GAAP	$166,558	$133,480	$910,761	$774,632

% of net sales - GAAP	12.5%	10.5%	16.0%	14.4%
% of net sales - Non-GAAP	15.3%	13.2%	18.8%	17.0%

Net income - GAAP	$143,463	$144,066	$711,187	$631,529
Share-based compensation expense	25,817	13,846	112,392	89,913
Amortization of intangible assets and acquisition-related costs	2,032	4,840	13,315	20,249
Restructuring charges, net	2,914	8,890	9,860	9,615
Loss on investments	321	311	612	2,029
Non-GAAP income tax adjustment	(8,868)	(32,225)	9,076	(13,405)
Net income - Non-GAAP	$165,679	$139,728	$856,442	$739,930

Net income per share:
Diluted - GAAP	$0.98	$0.96	$4.80	$4.13
Diluted - Non-GAAP	$1.13	$0.93	$5.78	$4.84

Shares used to compute net income per share:
Diluted - GAAP and Non-GAAP	147,002	150,709	148,208	152,784

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands) - unaudited

SUPPLEMENTAL FINANCIAL INFORMATION	Three Months Ended March 31,		Fiscal Years Ended March 31,
SHARE-BASED COMPENSATION EXPENSE	2026	2025	2026	2025

Share-based Compensation Expense
Cost of goods sold	$2,256	$1,348	$10,631	$10,021
Marketing and selling	10,524	6,245	42,506	40,378
Research and development	5,492	4,331	22,904	20,180
General and administrative	7,545	1,922	36,351	19,334
Total share-based compensation expense	25,817	13,846	112,392	89,913
Income tax benefit	(5,101)	(3,247)	(20,721)	(20,148)
Total share-based compensation expense, net of income tax benefit	$20,716	$10,599	$91,671	$69,765

*Note: These preliminary results for the three months and fiscal year ended March 31, 2026 are subject to adjustments, including subsequent events that may occur through the date of filing our Annual Report on Form 10-K.

(A) Non-GAAP Financial Measures

To supplement our condensed consolidated financial results prepared in accordance with GAAP, we use a number of financial measures, both GAAP and non-GAAP, in analyzing and assessing our overall business performance, for making operating decisions and for forecasting and planning future periods. We consider the use of non-GAAP financial measures helpful in assessing our current financial performance, ongoing operations and prospects for the future as well as understanding financial and business trends relating to our financial condition and results of operations.

While we use non-GAAP financial measures as a tool to enhance our understanding of certain aspects of our financial performance and to provide incremental insight into the underlying factors and trends affecting both our performance and our cash-generating potential, we do not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides useful supplemental data that, while not a substitute for GAAP financial measures, can offer insight in the review of our financial and operational performance and enable investors to more fully understand trends in our current and future performance. In assessing our business during the quarter and fiscal year ended March 31, 2026 and prior periods presented, we excluded items in the following general categories, each of which are described below:

Share-based compensation expense. We believe that providing non-GAAP measures excluding share-based compensation expense, in addition to the GAAP measures, allows for a more transparent comparison of our financial results from period to period. We prepare and maintain our budgets and forecasts for future periods on a basis consistent with this non-GAAP financial measure. Further, companies use a variety of types of equity awards as well as a variety of methodologies, assumptions and estimates to determine share-based compensation expense. We believe that excluding share-based compensation expense enhances our ability and the ability of investors to understand the impact of non-cash share-based compensation on our operating results and to compare our results against the results of other companies.

Amortization of intangible assets. We incur intangible asset amortization expense, primarily in connection with our acquisitions of various businesses and technologies. The amortization of purchased intangibles varies depending on the level of acquisition activity. We exclude these various charges in budgeting, planning and forecasting future periods and we believe that providing the non-GAAP measures excluding these various non-cash charges, as well as the GAAP measures, provides additional insight when comparing our gross profit, operating expenses, and financial results from period to period.

Acquisition-related costs. We incurred expenses in connection with our acquisitions which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Acquisition-related costs include certain incremental expenses incurred to effect a business combination. We believe that providing the non-GAAP measures excluding these costs, as well as the GAAP measures, assists our investors because such costs are not reflective of our ongoing operating results.

Restructuring charges (credits), net. These charges (credits) are associated with restructuring plans and will vary based on the initiatives in place during any given period. Restructuring charges may include costs related to employee terminations, facility closures and early cancellation of certain contracts as well as other costs resulting from our restructuring initiatives. We believe that providing the non-GAAP measures excluding these items, as well as the GAAP measures, assists our investors because such charges (credits) are not reflective of our ongoing operating results.

Loss (gain) on investments. We recognize losses (gains) related to our investments in various companies, which vary depending on the operational and financial performance of the companies in which we invest. These amounts include our losses (earnings) on equity method investments as well as investment impairments and losses (gains) resulting from sales or other events related to our investments. We believe that providing the non-GAAP measures excluding these items, as well as the GAAP measures, assists our investors because such losses (gains) are not reflective of our ongoing operations.

Non-GAAP income tax adjustment. Non-GAAP income tax adjustment primarily measures the income tax effect of non-GAAP adjustments excluded above as well as the income tax impact of non-recurring deferred taxes, tax settlements, and other non-routine tax events, the determination of which is based upon the nature of the underlying items.

Each of the non-GAAP financial measures described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of each of these non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measures reflect the exclusion of items that are recurring and may be reflected in the Company’s financial results for the foreseeable future. We compensate for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measures. In addition, as noted above, we evaluate the non-GAAP financial measures together with the most directly comparable GAAP financial information.

Additional Supplemental Financial Information - Constant Currency

In addition, Logitech presents percentage sales growth in constant currency to show performance unaffected by fluctuations in currency exchange rates. Percentage sales growth in constant currency is calculated by translating prior period sales in each local currency at the current period’s average exchange rate for that currency and comparing that to current period sales.